Exhibit 99.1

BTCS Ethereum 2.0 Staking Operation Producing Revenues From All 200 Nodes

Launching additional 40 nodes, increasing total staked to 7,680 ETH valued at approx. $13.8M

Silver Spring, MD – (Globe Newswire – March 18, 2021) – BTCS Inc. (OTCQB: BTCS) (“BTCS” or the “Company”), a digital asset and blockchain technology focused company, today announced its recently expanded transaction verification services operation on ethereum 2.0 is fully operational with all 200 nodes generating revenue. The Company expects to launch an additional 40 nodes, expanding its staking operation to 240 nodes, with the additional nodes anticipated to commence revenue generation before the end of March 2021.

$1.1 Million Revenue Potential from Current Staking Operation

The Company has staked a total of 7,680 ETH in its ethereum 2.0 transaction verification services operation, which has the potential to generate $1.1 million in annual revenue with gross margins exceeding 95%, according to a third-party calculator (https://beaconscan.com/staking-calculator).

“We originally set a goal of actively generating revenue from 100 nodes by the end of March 2021. I am excited to report that this goal has been exceeded as BTCS is now actively generating revenue from 200 nodes, and has another 40 expected to come online shortly” stated Charles Allen, Chief Executive Officer of BTCS.

Expanding Transaction Verification Services Business

Allen continued, “We plan to scale up our transaction verification services business line to operate nodes and secure and validate transactions on other disruptive blockchains that we believe allow for greater revenue potential than ethereum.”

Staking-as-a-Service Platform Development

BTCS is actively exploring development of a proprietary staking-as-a-service platform that would enable clients to stake and delegate supported cryptocurrencies through the Company’s platform.

“In addition to the ongoing development of our proprietary data analytics platform, we plan to develop a unique staking-as-a-service platform that will provide additional revenue growth opportunities as “proof-of-stake” verification protocols become increasingly widespread,” added Allen.

On December 1, 2020, ethereum began transitioning to a “proof-of-stake” protocol, ethereum 2.0. Under the “proof-of-stake” consensus algorithm, ETH holders have the exclusive right to operate validator nodes on the network and verify transactions, thereby earning transaction fees for their work. BTCS is the first public company in the US to run validator nodes on ethereum 2.0.

About BTCS:

BTCS is an early entrant in the digital asset market and one of the first U.S. publicly traded companies focused on digital assets and blockchain technologies. The Company through its transaction verification services business actively verifies and validates blockchain transactions and is rewarded with digital assets for its work. The Company is also developing a proprietary digital asset data analytics platform that allows users to consolidate their crypto trades from multiple exchanges onto a single platform, enabling users to view and analyze their performance, risk metrics, and potential tax implications. The Company employs a digital asset treasury strategy with a primary focus on disruptive non-security protocol layer assets such as bitcoin and ethereum. For more information visit: www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws including statements regarding our belief regarding the potential revenue and gross margins from our transaction verification services business, our plans for our transaction verification services business, revenue potential and growth, and plans for a staking-as-a-service platform. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation the rewards and costs associated with validating transactions on proof-of-stake blockchains, the third-party calculators failure to be accurate in its formulas, significant decrease in value of ETH and rewards while locked up, loss or theft of the private withdrawal keys resulting in the complete loss of ETH and reward, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2020. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

Phone: (407) 491-4498

dave@redchip.com